UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (800) 532-2417

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On July 3, 2025, the stockholders of Luminar Technologies, Inc. (the “Company”) approved an amendment and restatement of the Company’s 2020 Equity Incentive Plan to increase the number of shares of Class A common stock authorized for issuance thereunder (as amended, the “Amended Plan”), as described in more detail in the Company’s definitive proxy statement filed with the SEC on June 6, 2025. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On July 3, 2025, the Company held its 2025 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected three Class II directors to the Company’s board of directors; (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; (3) did not approve, on an advisory (non-binding) basis, the compensation of the named executive officers; (4) approved, for purposes of complying with Nasdaq Listing Rule 5635(d), up to the full issuance of shares of Class A common stock pursuant to that certain Securities Purchase Agreement, dated May 19, 2025; and (5) approved an amendment to the Luminar Technologies, Inc. Amended and Restated 2020 Equity Incentive Plan to increase the authorized share reserve.
A total of 70,745,022 votes, or approximately 72% of the voting power of the shares of the Company’s common stock outstanding, on an as-converted basis, as of the record date of June 3, 2025, were represented in person or by proxy at the Annual Meeting. The matters voted on by the Company’s stockholders and the voting results are as follows:
1. Election of Directors. All three nominees for director were elected as Class II directors to the Company’s board of directors to serve until the Company’s 2028 annual meeting of stockholders, or until their successors are duly elected and qualified, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Alec E. Gores	53,759,336	1,418,203	15,567,483
Matthew J. Simoncini	4,799,804	50,377,735	15,567,483
Daniel D. Tempesta	5,038,227	50,139,312	15,567,483
2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The appointment of KPMG LLP was ratified by the following votes:

Votes For	Votes Against	Abstained
70,312,838	334,841	97,343
3. Advisory vote on executive compensation. The Company’s stockholders did not approve, on an advisory basis, the compensation of the Company’s named executive officers. The proposal received the following votes:

Votes For	Votes Against	Abstained	Broker Non-Votes
3,544,018	51,497,754	135,767	15,567,483
4. Issuance of shares of Class A Common Stock pursuant to the Series A Convertible Preferred Stock Financing. The Company’s stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), up to the full issuance of shares of the Company’s Class A common stock pursuant to that certain Securities Purchase Agreement, dated May 19, 2025, entered into in connection with a Series A Convertible Preferred Stock financing with certain institutional accredited investors, without giving effect to the 19.99% cap under Nasdaq Listing Rule 5635(d). The proposal received the following votes:

Votes For	Votes Against	Abstained	Broker Non-Votes
54,329,036	790,260	58,243	15,567,483
5. Amend the Amended and Restated 2020 Equity Incentive Plan. The Company’s stockholders approved an amendment to the Luminar Technologies, Inc. Amended and Restated 2020 Equity Incentive Plan to increase the authorized share reserve by 2,500,000 shares. The proposal received the following votes:

Votes For	Votes Against	Abstained	Broker Non-Votes
51,883,895	2,664,964	628,680	15,567,483

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Luminar Technologies, Inc. Amended and Restated 2020 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement of Luminar Technologies, Inc. on Schedule 14A filed with the Securities and Exchange Commission on June 6, 2025).

104	Cover page interactive data file formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: July 8, 2025	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer